UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2026

KKR FS Income Trust Select

(Exact name of registrant as specified in its charter)

Delaware	814-01706	92-3617067
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3025 JFK Boulevard, OFC 500 Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

(215) 495-1150

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 13, 2026, K-FITS Finance Mount Royal LLC ("Mount Royal"), a wholly-owned, special purpose financing subsidiary of KKR FS Income Trust Select (the "Company"), entered into a Loan and Security Agreement (the "Loan Agreement"), by and among Mount Royal, as borrower, the Company, as equityholder and as collateral manager, Bank of Montreal ("BMO"), as administrative agent, BMO Bank N.A. and the other lenders from time to time party thereto, and Western Alliance Trust Company, N.A., as collateral custodian. The Loan Agreement provides for, among other things, borrowings in U.S. dollars, Canadian dollars, pounds sterling and euros in an aggregate initial principal amount of up to $400,000,000.

The revolving period during which Mount Royal is permitted to borrow, repay and re-borrow advances will terminate on February 13, 2029. Advances under the Loan Agreement are subject to satisfaction of certain conditions, including maintenance of the required borrowing base. Any amounts borrowed under the Loan Agreement will mature, and all accrued and unpaid interest thereunder will be due and payable, on February 13, 2031.

Borrowings bear interest at a per-annum rate equal to, for borrowings in (i) U.S. dollars, Term SOFR; (ii) Canadian dollars, Term CORRA; (iii) euros, EURIBOR; and (iv) pounds sterling, Daily Simple SONIA; in each case plus an applicable spread of 1.60% during the revolving period and 1.85% thereafter. Following an event of default, the applicable spread increases by 2.00% per annum. The facility is subject to customary fees, including a non-usage fee and, in certain circumstances, a prepayment premium.

Mount Royal made customary representations and warranties and agreed to affirmative, negative and reporting covenants typical for facilities of this type. The Loan Agreement contains customary events of default, upon which the administrative agent may, among other things, terminate commitments and declare all obligations immediately due and payable. During the continuation of an event of default, interest is payable at the default rate described above. Mount Royal’s obligations are secured by a first priority security interest in substantially all of its assets, including its portfolio of loans and related accounts. The obligations of Mount Royal are non-recourse to the Company; the Company's exposure in respect of the facility is limited to the value of its equity in, and investment in, Mount Royal.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Loan and Security Agreement, dated as of February 13, 2026, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Loan and Security Agreement, dated as of February 13, 2026, by and among K-FITS Finance Mount Royal LLC, KKR FS Income Trust Select, Bank of Montreal, BMO Bank N.A. and the other lenders from time to time party thereto, and Western Alliance Trust Company, N.A.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR FS INCOME TRUST SELECT

Date: February 19, 2026	By:	/s/ Stephen Sypherd
Stephen Sypherd
General Counsel and Secretary